UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or

15(d) of the Securities Exchange Act of 1934

September 26, 2005

Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE, 5430 LBJ FREEWAY, DALLAS, TEXAS	75240
(Address of Principal Executive Offices)	(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors: Appointment of Principal Officers.

On September 26, 2005, Atmos Energy announced reporting changes in several Atmos Energy divisions and companies, effective October 1, 2005.

Richard A. Erskine, president of the company’s Atmos Pipeline–Texas Division, will assume the additional duties of president of Atmos Energy’s Mid-Tex Division from R. Earl Fischer, who will remain Atmos Energy Corporation’s senior vice president, utility operations. Erskine will continue to serve as president of Atmos Pipeline–Texas. Erskine, 52, was named to his current position in October 2004 at the time Atmos Energy acquired the utility distribution and pipeline operations of TXU Gas Company. He formerly had been vice president of natural gas supply and marketing for TXU Gas. Erskine joined Lone Star Gas Company, the predecessor to TXU Gas, in 1975 and held management and executive positions in commercial and operational areas, including gas transportation services, planning, gas control, reservoir engineering and gas supply. He has a business administration degree from the University of North Texas and is active in many natural gas industry associations.

Mark H. Johnson, president of the company’s Atmos Energy Marketing, LLC, subsidiary, will become vice president, nonutility operations, of Atmos Energy Corporation. He will continue to serve as president of Atmos Energy Marketing. Upon the retirement of JD Woodward, Atmos Energy Corporation’s senior vice president, nonutility operations, effective April 1, 2006, Johnson will succeed Woodward as senior vice president, nonutility operations. Johnson, 46, previously served as executive vice president of Atmos Energy Marketing, with responsibilities for its natural gas trading and marketing operations. He joined Atmos Energy Marketing’s predecessor, Woodward Marketing, L.L.C., in 1992 as vice president of marketing and operations and was later promoted to senior vice president of marketing for the Midwest and Gulf Coast. He was named executive vice president of commercial operations in 2003. Johnson earned a bachelor’s degree in petroleum engineering from the University of Texas.

JD Woodward, 55, became Atmos Energy Corporation’s senior vice president, nonutility operations, in April 2001, with responsibilities for the company’s natural gas marketing, pipeline and storage operations. Before joining Atmos Energy, Woodward was founder and president of Woodward Marketing, L.L.C. Atmos Energy acquired a 45 percent interest in Woodward Marketing in 1997 through a merger with United Cities Gas Company and acquired the remaining interest in Woodward Marketing in April 2001. Woodward has informed the Board of Directors that he will be retiring from the company effective April 1, 2006.

Atmos Energy is not a party to any employment agreements with Messrs. Erskine or Johnson. However, prior to October 1, 2005, Atmos Energy will have entered into a Change in Control Severance Agreement with each of them to provide certain severance benefits to them in the event of the termination of their employment within three years following a change in control of the company. The severance agreement for each such officer provides that the company will pay the officer a lump sum severance payment equal to 2.5 times such officer’s total compensation, comprised of the annual base salary and “average bonus,” as such term is defined in the agreement. However, if such officer is terminated by the company for “cause” (as defined in the agreement), or his employment is terminated by retirement, death, or disability, the company is not obligated to pay the officer the lump sum severance payment. Further, if such officer voluntarily terminates his employment except for “constructive termination” (as defined in the agreement), the company is not obligated to pay the officer the lump sum severance payment. This form of Change in Control Severance Agreement has been previously filed with the Commission as Exhibit 10.21(c) of Form 10-K for the fiscal year ended September 30, 1998.

A copy of a news release issued on September 26, 2005 announcing these management changes is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1 News Release issued by Atmos Energy Corporation dated September 26, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE: September 27, 2005	By:	/s/ LOUIS P. GREGORY
Louis P. Gregory
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	News Release dated September 26, 2005